Exhibit 99.1

Bank of South Carolina Corporation Declares Dividend

CHARLESTON, S.C., Sept. 24, 2015 /PRNewswire/ -- Today, the Board of Directors of Bank of South Carolina Corporation, (NASDAQ: BKSC) the parent Company for The Bank of South Carolina, declared a quarterly cash dividend of $.13 per share to shareholders of record October 5, 2015, payable October 30, 2015. Fleetwood S. Hassell, President and Chief Executive Officer, stated, "We are pleased to announce this cash dividend which represents our 103rd since the bank's opening in 1987. With the recent announcement of our stock dividend, this represents a 10% increase in our dividend payout, a further benefit to our shareholders."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. Our website is www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC".

CONTACT: Sheryl G. Sharry, (843) 724-1500